Item 77C - DWS International Fund
(a series of DWS International Fund,
Inc.)

Registrant incorporates by reference
to Proxy Statement filed on February
27, 2006 (Accession No.
0001193125-06-039892).
A Special Meeting of Shareholders (the
"Meeting") of DWS International Fund
(the "Fund") was held on May 5, 2006 at
the offices of Deutsche Asset
Management, 345 Park Avenue, New
York, New York 10154. At the Meeting,
the following matters were voted upon
by the shareholders (the resulting votes
are presented below).
I.	Election of Board Members.
("Number of Votes" represents all
funds that are series of DWS
International Fund, Inc.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
44,300,607.035
1,995,374.833
Dawn-Marie Driscoll
44,290,254.185
2,005,727.683
Keith R. Fox
44,219,333.965
2,076,647.903
Kenneth C. Froewiss
44,192,478.238
2,103,503.630
Martin J. Gruber
44,151,118.992
2,144,862.876
Richard J. Herring
44,126,900.988
2,169,080.880
Graham E. Jones
44,041,331.504
2,254,650.364
Rebecca W. Rimel
44,178,552.059
2,117,429.809
Philip Saunders, Jr.
44,046,121.543
2,249,860.325
William N. Searcy, Jr.
44,116,236.519
2,179,745.349
Jean Gleason
Stromberg
44,181,835.442
2,114,146.426
Carl W. Vogt
44,209,521.653
2,086,460.215
Axel Schwarzer
44,171,355.974
2,124,625.894

II-A.	Approval of an Amended and
Restated Investment
Management Agreement with the
Fund's Current Investment
Advisor.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
14,190,701.063
622,651.372
658,365.899
2,606,060.000

II-B.	Approval of a Subadvisor
Approval Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
13,187,974.996
1,633,091.194
650,652.144
2,606,060.000

III.	Approval of a Revised
Fundamental Investment
Restriction Regarding
Commodities.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
13,882,816.307
905,681.207
683,220.820
2,606,060.000

The meeting was adjourned until June
1, 2006, at which time the following
matter was voted upon by the
shareholders.
IV-C.	Approval of Amended and
Restated Articles of Incorporation.
("Number of Votes" represents all
funds that are series of DWS
International Fund, Inc.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
43,036,276.018
2,136,331.317
1,854,195.596
6,551,572.000

*	Broker non-votes are proxies received by the
Fund from brokers or nominees when the
broker or nominee neither has received
instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.